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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 13, 2003
(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)
720 PARK BOULEVARD, BOISE, IDAHO 83712 (Address of principal executive offices, including zip code)
208 / 386-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Item 5    Other Events

        On October 9, 2003, Washington Group International, Inc. (the "Company") entered into a new credit facility with a financial syndicate led by Credit Suisse First Boston, replacing an earlier credit facility that the Company had entered into in January 2002. In connection therewith, the Company entered into an Amended and Restated Credit Agreement and a Joinder Agreement, each dated as of October 9, 2003. Copies of the Amended and Restated Credit Agreement and Joinder Agreement are included in this current report on Form 8-K as Exhibits 10.1 and 10.2.

        For additional information regarding the Company's new credit facility, see the press release issued by the Company on October 13, 2003, a copy of which is included in this current report on Form 8-K as Exhibit 99.1.

Item 7    Exhibits

  (a)
  Financial Statements of Businesses Acquired:

      Not applicable.

  (b)
  Pro Forma Financial Information:

      Not applicable.

  (c)
  The following exhibits are filed as a part of this current report on Form 8-K:

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of October 9, 2003, among Washington Group International, Inc., the lenders and issuers party thereto, Credit Suisse First Boston, as administrative agent, sole lead arranger and book manager, LaSalle Bank National Association, as documentation agent, and ABLECO Finance LLC, as syndication agent.
10.2	Joinder Agreement, dated as of October 9, 2003, delivered by subsidiaries of Washington Group International, Inc. and acknowledged and agreed by Credit Suisse First Boston.
99.1	Washington Group International press release, dated October 13, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC. (a Delaware Corporation)
By:	/s/ CRAIG G. TAYLOR Name: Craig G. Taylor Title: Corporate Secretary

Dated: October 13, 2003

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of October 9, 2003, among Washington Group International, Inc., the lenders and issuers party thereto, Credit Suisse First Boston, as administrative agent, sole lead arranger and book manager, LaSalle Bank National Association, as documentation agent, and ABLECO Finance LLC, as syndication agent.
10.2	Joinder Agreement, dated as of October 9, 2003, delivered by subsidiaries of Washington Group International, Inc. and acknowledged and agreed by Credit Suisse First Boston.
99.1	Washington Group International press release, dated October 13, 2003.

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  Item 5 Other Events
  Item 7 Exhibits
SIGNATURES
EXHIBIT INDEX